Exhibit 99.1

MEDIA CONTACT	Kevin Bagby
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE	February 7, 2006

FreightCar America, Inc. reports quarterly net income per diluted share of $1.38 as the backlog reaches record level of 20,729 units. Sales were $927.2 million and net income per diluted share was $4.04 for the year ended December 31, 2005.

Chicago, IL, February 7, 2006 – FreightCar America, Inc. (NASDAQ: RAIL) today reported financial results for the three months ended December 31, 2005. For the fourth quarter of 2005, sales were $267.3 million and net income attributable to common stockholders was $17.6 million, or $1.38 per diluted share. In comparison, for the fourth quarter of 2004, the Company had sales of $179.7 million and a net loss attributable to common stockholders of $9.6 million, or $1.40 per diluted share.

After giving effect to the Company’s initial public offering and the related transactions, as well as the exercise of stock options, pro forma earnings per share were $1.38 on a fully diluted basis for the three months ended December 31, 2005, compared to a pro forma loss per share of $0.51 on a fully diluted basis for the same period in 2004. Pro forma earnings per share is a non-GAAP financial measure. A reconciliation of the Company’s net income (loss) per common share attributable to common stockholders to pro forma earnings (loss) per share is set forth in the supplemental disclosure attached to this press release.

Net income for the fourth quarter of 2005 was $17.6 million, compared to a net loss of $9.4 million for the fourth quarter of 2004. EBITDA was $28.6 million in the fourth quarter of 2005 compared with an EBITDA loss of $4.7 million in the fourth quarter of 2004. Adjusted EBITDA was $28.8 million in the fourth quarter of 2005 compared with Adjusted EBITDA of $5.5 million in the fourth quarter of 2004. The improvement in EBITDA reflects increased sales volume, operating leverage attributable to higher volume, improved productivity, and the impact of the pass-through of increases in raw material costs to our customers with respect to all of our railcar deliveries. EBITDA and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of the Company’s net income (loss) to EBITDA and Adjusted EBITDA is set forth in the supplemental disclosure attached to this press release.

“Order activity for new railcars totaled 5,305 units in the fourth quarter of 2005, a 120% increase compared with the order activity in the fourth quarter of 2004, while the backlog of unfilled orders reached a record 20,729 units at December 31, 2005, compared with 11,397 units at December 31, 2004,” said John E. Carroll, Jr., President and CEO.

“Our strong earnings performance reflects the ability of our management team to increase our production levels while improving productivity. We have optimized production flow in our lowest cost facilities with a positive impact on operating margins.

“We are pleased with the performance in the quarter, and we will continue to execute the orders on hand by focusing on output and cost control.”

For the year ended December 31, 2005, sales were $927.2 million and net income attributable to common stockholders was $45.4 million, or $4.04 per diluted share. In comparison, for the year ended December 31, 2004, the Company had sales of $482.2 million and a net loss attributable to common stockholders of $25.9 million, or $3.76 per diluted share. Pro forma earnings per share, EBITDA and Adjusted EBITDA amounts for the years ended December 31, 2005 and 2004 are shown on the attached statements and schedules.

The Company will host a conference call on Tuesday, February 7, 2006 at 11:00 a.m. (Eastern Time) to discuss the Company’s fourth quarter and full year 2005 financial results. To participate in the conference call, please dial (800) 230-1074. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:30 p.m. (Eastern Time) on Tuesday, February 7, 2006 until 11:59 p.m. (Eastern Time) on February 14, 2006. To access the replay, please dial (800) 475-6701. The replay pass code is 816199. An audio replay of the call will also be available on the Company’s website for at least 1 week following the earnings call.

FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois, Roanoke, Virginia and Johnstown, Pennsylvania.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about FreightCar America is available on its website at www.freightcaramerica.com.

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31, 2005	December 31, 2004
	(In thousands)
Assets
Current assets
Cash and cash equivalents	$61,737	$11,213
Restricted cash	—	1,200
Accounts receivable, net	3,854	4,136
Inventories	75,089	73,218
Prepaid expenses and other current assets	4,033	983
Deferred income taxes	9,410	10,519

Total current assets	154,123	101,269
Property, plant and equipment, net	23,889	24,199
Restricted cash	—	11,755
Deferred financing costs, net	688	915
Deferred offering costs	—	2,013
Intangible assets, net	12,834	13,637
Goodwill	21,521	21,521
Deferred income taxes	12,227	15,834

Total assets	$225,282	$191,143

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$59,514	$69,631
Current portion of long-term debt	70	2,000
Accrued payroll and employee benefits	13,015	5,855
Accrued pension costs	10,174	4,049
Income taxes payable	4,235	—
Accrued warranty	7,878	5,964
Other current liabilities	3,885	5,274
Industrial revenue bonds	—	5,200

Total current liabilities	98,771	97,973
Long-term debt, less current portion	154	48,858
Deferred revenue	—	4,883
Accrued pension costs, less current portion	11,693	16,767
Accrued postretirement benefits, less current portion	22,465	18,988
Rights to additional acquisition consideration, including accumulated accretion of $0 and $20,408, respectively	—	28,581

Total liabilities	133,083	216,050

Commitments and contingencies

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31, 2005	December 31, 2004
	(In thousands)
Redeemable preferred stock
Series A voting (pre-merger company)	—	8,486
Series B non-voting (pre-merger company)	—	3,696

Total redeemable preferred stock	—	12,182
Stockholders’ equity (deficit)
Preferred stock
Series A voting	—	—
Series B non-voting	—	—

Total preferred stock	—	—
Common stock
Common stock	126	—
Class A voting (pre-merger company)	—	—
Class B non-voting (pre-merger company)	—	—

Total common stock	126	—
Additional paid in capital	93,932	8,900
Accumulated other comprehensive loss	(5,556)	(5,055)
Retained earnings (deficit)	3,697	(40,934)

Total stockholders’ equity (deficit)	92,199	(37,089)

Total liabilities and stockholders’ equity (deficit)	$225,282	$191,143

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(In thousands, except share and per share data)
Sales	$267,263	$179,737	$927,187	$482,180
Cost of sales	233,888	173,426	820,638	468,309

Gross profit	33,375	6,311	106,549	13,871
Selling, general and administrative expense	6,615	3,901	27,733	14,601
Compensation expense under stock option and restricted share award agreements (selling, general and administrative expense)	207	8,900	358	8,900
Provision for settlement of labor disputes (selling, general and administrative expense)	—	—	370	9,159

Operating income (loss)	26,553	(6,490)	78,088	(18,789)
Interest income	(575)	(195)	(1,225)	(282)
Related-party interest expense	—	1,845	3,253	7,029
Third-party interest expense	95	292	1,447	1,111
Interest expense and related accretion on rights to additional acquisition consideration	—	1,559	6,382	5,716
Write-off of deferred financing costs	—	—	439	—
Amortization of deferred financing costs	77	95	337	459

Income (loss) before income taxes	26,956	(10,086)	67,455	(32,822)
Income tax provision (benefit)	9,361	(712)	21,762	(7,962)

Net income (loss)	17,595	(9,374)	45,693	(24,860)
Redeemable preferred stock dividends accumulated	—	265	311	1,062

Net income (loss) attributable to common stockholders	$17,595	$(9,639)	$45,382	$(25,922)

Net income (loss) per common share attributable to common stockholders – basic	$1.40	$(1.40)	$4.08	$(3.76)

Net income (loss) per common share attributable to common stockholders – diluted	$1.38	$(1.40)	$4.04	$(3.76)

Weighted average common shares outstanding - basic	12,532,700	6,888,750	11,135,440	6,888,750

Weighted average common shares outstanding - diluted	12,722,223	6,888,750	11,234,075	6,888,750

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2005	2004
	(In thousands)
Cash flows from operating activities
Net income (loss)	$45,693	$(24,860)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation	7,220	6,760
Loss on disposal of equipment	2	299
Amortization of intangible assets	590	590
Amortization of deferred financing costs	337	460
Write-off of deferred financing costs	439	—
Accretion of Senior Notes	1,071	715
Accretion of deferred revenue	791	380
PIK Notes issued for interest	2,182	6,315
Interest expense and related accretion on rights to additional acquisition consideration	6,382	5,716
Deferred income taxes	4,817	(7,962)
Provision for settlement of labor disputes	370	9,159
Compensation expense under stock option and restricted share award agreements	358	8,900
Changes in operating assets and liabilities:
Accounts receivable	282	(3,062)
Inventories	(1,871)	(44,648)
Prepaid expenses and other current assets	(3,599)	(385)
Accounts payable	(10,487)	44,971
Accrued payroll and employee benefits	6,812	464
Income tax payable/receivable	4,235	815
Accrued warranty	1,914	640
Other current liabilities	(537)	(1,642)
Deferred revenue	(5,674)	(713)
Accrued pension costs and accrued postretirement benefits	4,487	(3,472)

Net cash flows provided by (used in) operating activities	65,814	(560)

Cash flows from investing activities
Restricted cash withdrawals (deposits), net	12,955	(1,257)
Purchases of property, plant and equipment	(7,520)	(2,215)

Net cash flows provided by (used in) investing activities	5,435	(3,472)

Cash flows from financing activities
Issuance of common stock (net of issuance costs) and deferred offering costs	87,320	(2,013)
Payments on long-term debt	(59,331)	(2,750)
Redemption of preferred stock and payment of accumulated dividends	(13,000)	—
Payment of additional acquisition consideration	(34,963)	—
Cash dividends paid to common stockholders	(751)	—

Net cash flows used in financing activities	(20,725)	(4,763)

Net increase (decrease) in cash and cash equivalents	50,524	(8,795)
Cash and cash equivalents at beginning of period	11,213	20,008

Cash and cash equivalents at end of period	$61,737	$11,213

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2005	2004
	(In thousands)
Supplemental cash flow information
Cash paid for:
Interest (includes, for the year ended December 31, 2005, $26,790 relating to additional acquisition consideration and $28,361 relating to Senior Notes and previously accrued but unpaid PIK Notes)	$56,506	$1,120

Income tax refunds received	$—	$839

Income taxes paid	$12,718	$—

Non-Cash transactions:
Capital lease obligations incurred for equipment	$244	$—

Redeemable preferred stock dividend accumulated	$—	$1,062

FreightCar America, Inc.

Supplemental Disclosure I

Reconciliation of net income (loss) per common share

attributable to common stockholders to

pro forma earnings (loss) per share(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(In thousands, except share and per share data)
Net income (loss) per common share attributable to common stockholders – basic	$1.40	$(1.40)	$4.08	$(3.76)

Net income (loss) per common share attributable to common stockholders - diluted	$1.38	$(1.40)	$4.04	$(3.76)

Net income (loss) attributable to common stockholders	$17,595	$(9,639)	$45,382	$(18,789)
Related-party interest expense	—	1,845	3,253	7,029
Third-party interest expense	—	292	964	1,111
Write-off of deferred financing costs	—	—	439	—
Fees for termination of management services agreements (selling, general and administrative expense)	—	—	900	—
Tax effects of related-party interest expense, third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements	—	(778)	(2,022)	(2,963)
Interest expense and related accretion on rights to additional acquisition consideration	—	1,559	6,382	5,716
Tax effect of interest expense and related accretion on rights to additional acquisition consideration	—	—	(5,326)	—
Redeemable preferred stock dividends accumulated	—	265	311	1,062

Adjusted net income (loss) attributable to common stockholders	$17,595	$(6,456)	$50,283	$(6,834)

Pro forma earnings (loss) per share – basic	$1.40	$(0.52)	$4.01	$(0.55)

Pro forma earnings (loss) per share – diluted	$1.38	$(0.51)	$3.95	$(0.54)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(In thousands, except share and per share data)
Weighted average common shares outstanding - basic (prior to adjustments)	12,532,700	6,888,750	11,135,440	6,888,750

Effect of common shares issued upon full exercise of the options granted in 2004 under the Company’s stock option plan	—	543,950	—	543,950
Effect of common shares issued in the initial public offering, as if the transaction occurred on the first day of the respective period	—	5,100,000	1,397,260	5,100,000

Weighted average common shares outstanding - basic (following adjustments)	12,532,700	12,532,700	12,532,700	12,532,700

Dilutive effect of options and awards granted under the 2005 Long-Term Incentive Plan, as if the options and awards were granted on the first day of the respective period	189,911	189,911	189,911	189,911

Weighted average common shares outstanding - diluted (following adjustments)	12,722,611	12,722,611	12,722,611	12,722,611

(1)	Pro forma earnings per share represents the Company’s net income (loss) per common share attributable to common shareholders as adjusted to give effect to: (1) with respect to the three months and twelve months ended December 31, 2004, the shares of common stock (the “2004 Option Shares”) issued in the first quarter of 2005 as a result of the full exercise of the options granted in 2004 (the “2004 Options”) under the Company’s stock option plan; (2) the issuance of stock options and restricted share awards under the 2005 Long-Term Incentive Plan; (3) the completion of the Company’s initial public offering on April 11, 2005; and (4) the related transactions involving uses of the offering proceeds. The adjustments relating to the Company’s initial public offering and the related transactions reflect: (i) the increase in the number of weighted average shares as a result of the issuance of the new shares sold in the offering; (ii) the removal from the calculation of net income (loss) of interest expense relating to the Company’s term loan, senior notes and PIK notes, rights to additional acquisition consideration and industrial revenue bonds that the Company is no longer obligated to pay as a result of the repayment in full of such obligations with the proceeds from the offering; (iii) the removal from the calculation of net income (loss) of the write-off of deferred financing costs and fees for termination of management services agreements in connection with the offering; (iv) the redemption of the Company’s preferred stock with the proceeds from the offering; (v) the tax effects of the removal of related-party interest expense, third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements from the calculation of net income (loss); and (vi) the tax effect of interest expense and related accretion on rights to additional acquisition consideration, which expense became deductible for tax purposes upon payment of the additional acquisition consideration with the proceeds from the offering. The Company believes that pro forma earnings per share information is useful to investors because it illustrates the effect on the Company’s financial results of the completion of the Company’s initial public offering and the related transactions. Since the offering and the related transactions involved changes to the Company’s capital structure and the repayment of all of the Company’s outstanding debt obligations (eliminating for future periods certain expenses that the Company historically has been obligated to pay), the Company believes that pro forma earnings per share will allow investors to more effectively compare the Company’s financial results prior to and after the offering. In addition, the Company believes that giving effect to the 2004 Option Shares with respect to the results for the three months and twelve months ended December 31, 2004 provides a more consistent basis for comparison of the financial results between the periods. Pro forma earnings per share is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider pro forma earnings per share in isolation or as a substitute for earnings per share calculated in accordance with U.S. GAAP. Our calculation of pro forma earnings per share is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Supplemental Disclosure II

Reconciliation of net income (loss) to EBITDA(1) and Adjusted EBITDA(2)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(In thousands)
Net income (loss)	$17,595	$(9,374)	$45,693	$(24,860)
Income tax provision (benefit)	9,361	(712)	21,762	(7,962)
Related-party interest expense	—	1,845	3,253	7,029
Third-party interest expense	95	292	1,447	1,111
Interest expense and related accretion on rights to additional acquisition consideration	—	1,559	6,382	5,716
Interest income	(575)	(195)	(1,225)	(282)
Amortization of deferred financing costs	77	95	337	459
Write-off of deferred financing costs	—	—	439	—
Amortization of intangible assets	147	148	590	590
Depreciation	1,890	1,682	7,220	6,760

EBITDA	28,590	(4,660)	85,898	(11,439)
Provision for settlement of labor disputes	—	—	370	9,159
Loss on customer contract for box railcars	—	1,244	1,500	8,949
Non-cash expense relating to stock options and restricted share awards	207	8,900	358	8,900

Adjusted EBITDA	$28,797	$5,484	$88,126	$15,569

(1)	EBITDA represents net income (loss) before income tax expense, interest expense, net, amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

(2)	Adjusted EBITDA represents EBITDA before the following charges:

(a)	charges in connection with our settlement with the union representing the unionized employees in our Johnstown, Pennsylvania manufacturing facility, also referred to as the Johnstown settlement. On November 15, 2004, we entered into the Johnstown settlement and recorded a $9.2 million charge with respect to the year ended December 31, 2004. For the three months ended March 31, 2005, we recorded an additional charge of $370,000 relating to the Johnstown settlement consisting of a retroactive payment to unionized Johnstown employees for certain previously unpaid work hours. We recorded no charges relating to the Johnstown settlement for the periods after March 31, 2005;

(b)

charges of $1.2 million for the three months ended December 31, 2004 and charges of $8.9 million and $1.5 million for the years ended December 31, 2004 and 2005, respectively, in connection with losses on a customer contract for box railcars, which reflects increased raw material, labor and other costs that exceeded the fixed purchase price under this contract. We recorded no charges relating to the customer contract for box railcars for the periods after March 31, 2005. This customer contract was our first contract for the manufacture of box railcars. We delivered all of the box railcars under this contract, and we do not plan to produce any box railcars in the future; and

(c)	non-cash charges reflecting the grant of the 2004 Options that were recorded in the fourth quarter of 2004 and the issuance of stock options and restricted share awards under the 2005 Long-Term Incentive Plan.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the effects of the Johnstown settlement, the losses on a customer contract for box railcars and non-cash expenses relating to the grant of the 2004 Options and stock options and restricted share awards under the 2005 Long-Term Incentive Plan. We also believe that Adjusted EBITDA is useful to investors in assessing our ability to comply as of the relevant balance sheet dates with the financial covenants under our former revolving credit facility and senior notes. In addition, Adjusted EBITDA is equivalent to the measure that was used to determine our eligibility to enter into our new revolving credit agreement upon the closing of our initial public offering. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.